Exhibit 3.11

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012. Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION OF TRUCOM CORPORATION	F970408000414

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.	The name of the proposed corporation is TruCom Corporation.

2.	The purpose or purposes for which this corporation is formed are as follows, to wit:

To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

To adopt, apply for, obtain, register, purchase, lease or otherwise acquire and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including such thereof as may be secured or received under. Letters Patent of the United States of America or elsewhere, and any licenses in respect thereof and any or all rights connected therewith or pertaining thereto.

To purchase, receive, lease or otherwise acquire and to manage, hold, own, use, improve, convey, sell, mortgage, or otherwise deal in and with lands, buildings, and real property of every description, or any interest therein.

In furtherance of its corporate business and subject to the limitation prescribed by statute, to acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more corporations, associations, partnerships, firms, syndicates or individuals and to pay for the same in cash, property of its own, or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of corporations, associations, partnerships, firms, syndicates, or individuals, and to conduct in any lawful manner the whole or any part of any similar business thus acquired.

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To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured or unsecured, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus and personal property of every kind, nature, or description, tangible or intangible, used to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to the extent permitted in any other jurisdiction to be an incorporator, promotor or manager of other corporations of any type or kind.

The business or purposes of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of New York, and in the various other states, territories, and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law or any other statute of the State of New York.

3. The aggregate number of shares which the corporation shall have the authority to issue is 200 shares, no par value.

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4. No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the corporation.

5. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

6. The principal office of the corporation is to be located in the County of New York, State of New York.

7. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Stein Riso Haspel & Jacobs LLP, 805 Third Avenue, New York, NY 10022.

The undersigned incorporator is a natural person of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 4th day of April, 1997 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Judith Olson, Incorporator c/o Stein Riso Haspel & Jacobs LLP
805 Third Avenue
New York, NY 10022

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CERTIFICATE OF INCORPORATION

OF	F970408000414

TRUCOM CORPORATION

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

ACR BILLED - 41
FILED BY:
STEIN RISO HASPEL & JACOBS, LLP
805 THIRD AVENUE, 21ST FLOOR
NEW YORK, NEW YORK 10022

970408000430

4

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012. Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

F000607000423

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TRUCOM CORPORATION

Pursuant to the provisions of Section 805 of the Business Corporation Law of the State of New York (the “BCL”), the undersigned, being President and Secretary of Trucom Corporation (the “Company”), hereby certify that the Corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

A. The name of the corporation is Trucom Corporation.

B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of New York on April 8, 1997.

C. The Certificate of Incorporation of the Corporation is amended, as authorized by Section 801 of the BCL to effect the following amendment: to increase that total number of authorized shares of common stock from two hundred (200) shares to eight million (8,000,000), and to change the par value of such shares from no par value to $0.01 par value.

D. To accomplish such amendment, the Certificate of Incorporation of the Corporation is hereby amended by striking out Article 3 in its entirety, and substituting in lieu thereof the new Article 3 as follows:

“3. The aggregate number of shares which the corporation shall have the authority to issue is 8,000,000 shares of common stock, each share having the par value of $.01.”

E. The number of shares presently issued by the Corporation is 177.77, with no par value each, 22.23 shares, with no par value each are authorized, but not issued. The issued shares shall be changed at a rate of 1:1 into 177.77 common shares with a par value of $.01. After the issuance of the aforesaid 177.77 common shares, the Corporation shall have remaining 7,999,822.23 common shares with a par value of $.01 each authorized, but not issued.

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F. There shall be added to the Certificate of Incorporation of the Corporation an ARTICLE 8, which shall in its entirety read as follows:

“8. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of Stockholders who have signed the consent or consents, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and is delivered to the Corporation, by delivery to its registered office in the State of New York, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested, provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until actually received at the registered office. All consents properly delivered in accordance with this provision shall be deemed to be recorded when so delivered. No written consent or consents shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this provision, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent of shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by stockholders at a meeting thereof.”

E. The foregoing amendment of has been duly advised and adopted by the Board of Directors of the Corporation and approved by the shareholders of the Corporation in accordance with the applicable provisions of Section 803 of the BCL by unanimous written consent of the Shareholders of the Corporation given in accordance with the provisions of Section 615 of the BCL.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this      day of May, 2000.

John Carey, Secretary

John Carey, Secretary

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F000607000423

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TRUCOM CORPORATION

Filed By:

Markowitz & Roshco, LLP 530 Fifth Avenue – 23rd Floor New York, New York 10036 (212) 869-6000

000607000452

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012. Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NCR - 26

F010329000935

Certificate of Merger

of

TruCom Corporation

and

TruCom Acquisition, Inc.

into

TruCom Corporation

Under Section 904 of the Business Corporation Law

It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

SECOND: The name of the domestic constituent corporation that is to be the surviving corporation, and which is hereinafter sometimes referred to as the “surviving constituent corporation”, is TruCom Corporation. The date upon which its certificate of incorporation was filed by the Department of State is April 8, 1997.

THIRD: The name of the domestic constituent corporation that is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the “merged constituent corporation”, is TruCom Acquisition, Inc. The date upon which its certificate of incorporation was filed by the Department of State is March 13, 2001.

FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, and the specification of the classes and series entitled to vote on the plan of merger, as follows:

305715-1

TruCom Acquisition, Inc.

Designation of each outstanding class and series of shares	Number of outstanding shares of each class	Designation of class and series entitled to vote

Common Stock, $.01 par value	10	Common Stock, $.01 par value

TruCom Corporation

Designation of each outstanding class and series of shares	Number of outstanding shares of each class	Designation of class and series entitled to vote

Common Stock, $.01 par value	7,111,253	Common Stock, $.01 par value

FIFTH: The merger herein certified was authorized in respect of each of the constituent corporation by the written consent of holders of all outstanding shares of the corporations entitled to vote on the plan of merger, which has been given in accordance with Section 615 of the Business Corporation Law of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto executed this Certificate of Merger as of the 29 day of March, 2001.

TruCom Corporation

By:
	Name:	Evan Michaels
	Title:	President

TruCom Acquisition, Inc.

By:
	Name:	Michael Weprin
	Title:	President

305715-1

NCR - 26

F010329000935

CERTIFICATE OF MERGER

OF

TruCom Corporation

And

TruCom Acquisition, Inc.

INTO

TruCom Corporation

UNDER SECTION 904 OF THE

BUSINESS CORPORATION LAW

Olshan Grundman Frome Rosenzweig & Wolosky LLP
505 Park Avenue
New York, NY 10022

DRAWDOWN

010329000975

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

New York State	F040830000916
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231

CERTIFICATE OF CHANGE OF TRUCOM CORPORATION (Insert Name of Domestic Corporation)
Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is

TRUCOM CORPORATION .

If the name of the corporation has been changed, the name under which it was formed is:
.

SECOND: The certificate of incorporation was filed by the Department of State on:
April 8, 1997 .

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

☐ The county location, within this state, in which the office of the corporation is located, is changed to: .

☒ The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to: c/o Corporation Service Company
80 State Street Albany, NY 12207-2543
.

☒ The corporation hereby: [Check one]

☒ Designates Corporation Service Company
as its registered agent upon whom process against the corporation may be served.
The street address of the registered agent is:
80 State Street, Albany, NY 12207-2543 .

☐ Changes the designation of its registered agent to:
. The street address of the registered agent is:
.

☐ Changes the address of its registered agent to:
.

☐ Revokes the authority of its registered agent.

005 1556

1

F040830000916

FOURTH: The change was authorized by the board of directors

/s/ Samuel G Rubenstein	Samuel G. Rubenstein, Vice President
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF CHANGE OF TRUCOM CORPORATION (Insert Name of Domestic Corporation) Under Section 805-A of the Business Corporation Law

Filer’s Name MCG Capital Corporation, Attn: Ruth Thomas Address Suite 3000, 1100 Wilson Boulevard City, State and Zip Code Arlington, VA 22209
Ref#850376DAV

NOTE This form was prepared by the New York State Department of State You are not required to use this form. You may draft your own form or use forms available at legal stationery stores The Department of State recommends that all documents be prepared under the guidance of an attorney The certificate must be submitted with a $30 filing fee

For Office Use Only

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

100819000100

CT-07

CERTIFICATE OF CHANGE

of

Trucom Corporation

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1. The name of the corporation is Trucom Corporation. It was incorporated under the name Trucom Corporation.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on the April 8th. 1997.

3. The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him to: c/o C T Corporation System, 111 Eighth Avenue, New York, N.Y. 10011.

To change the registered agent in New York upon whom all process against the corporation may be served to: C T CORPORATION SYSTEM, at 111 Eighth Avenue, New York, N.Y. 10011.

Name and Capacity of Signer

Charles C. Hunter

NY008 - 05/03/2005 C T System Online

100819000100

100819000100

CT-07

Certificate of Change

of

Trucom Corporation

Under Section 805-A of the Business Corporation Law

Filed by:
Joe Czerw C/o: Broadview Networks, Inc. 2100 Renaissance Boulevard King of Prussia PA 19406

NY 102 - 03/21/07 C T System Online